Exhibit 10.8
EXECUTION VERSION
FIRST AMENDMENT dated as of November 24, 2021 (this “Agreement”), to the Amended and Restated Credit Agreement dated as of June 23, 2020 (the “Existing Credit Agreement”), among AMAZON.COM, INC., a Delaware corporation (the “Company”), certain SUBSIDIARIES of the Company party thereto, each LENDER from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
WHEREAS, in view of the occurrence of a Benchmark Transition Event with respect to the LIBO Rate, the Company, the Administrative Agent and the Lenders desire, subject to the terms and conditions set forth below, to amend the Existing Credit Agreement on the terms set forth herein (the Existing Credit Agreement, as so amended, is referred to as the “Amended Credit Agreement”).
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Amended Credit Agreement.
SECTION 2. Amendments to the Existing Credit Agreement.
(a) Effective as of the First Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended to be in the form of Exhibit A attached hereto.
(b) Effective as of the First Amendment Effective Date, Exhibit A to the Existing Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit B attached hereto.
SECTION 3. Representations and Warranties. The Company represents and warrants to the other parties hereto that this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 4. Effectiveness of this Agreement. This Agreement and the amendment of the Existing Credit Agreement as set forth in Section 2 hereof shall become effective as of the first date (the “First Amendment Effective Date”) on which the Administrative Agent shall have executed a counterpart of this Agreement and shall have received from the Company and each Lender a counterpart of this Agreement signed on behalf of each party (which, subject to Section 11.10 of the Existing Credit Agreement, may include any

Electronic Signatures transmitted by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page of this Agreement).
The Administrative Agent shall promptly notify, in writing, the Company and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 5. Effect of Amendment; No Novation. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Existing Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any of the Borrowers on any other occasion to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement in similar or different circumstances. Neither this Agreement nor any provision hereof may be waived, amended or modified except in accordance with the provisions of Section 11.01 of the Amended Credit Agreement. This Agreement constitutes a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.
(b) On and after the First Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, as used in the Existing Credit Agreement, shall refer to the Existing Credit Agreement as amended hereby.
(c) Neither this Agreement nor the effectiveness of the amendments to the Existing Credit Agreement effected hereby shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of any of the obligations outstanding under the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Agreement or the Amended Credit Agreement shall be construed as a release or other discharge of any of the Borrowers under the Existing Credit Agreement from any of its obligations and liabilities thereunder, as amended hereby.
SECTION 6. Counterparts.    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement (including an Electronic Signature) by facsimile, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 7. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN

CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK..
SECTION 8. Headings.    Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
SECTION 9. Incorporation by Reference. Sections 11.12, 11.14(b), 11.14(c), 11.14(d), 11.15 and 11.17 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

AMAZON.COM, INC.
by
/s/ Tony Masone
Name: Tony Masone
Title: VP and Treasurer

[Signature Page to First Amendment to the Credit Agreement]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent
by
/s/ Heather Hoopingarner
Name: Heather Hoopingarner
Title: Vice President

[Signature Page to First Amendment to the Credit Agreement]

SIGNATURE PAGE TO
FIRST AMENDMENT TO
THE CREDIT AGREEMENT OF
AMAZON.COM, INC.

Name of Institution: BANK OF AMERICA, N.A.
by
/s/ Marie Harrison
Name: Marie Harrison Title: Director

SIGNATURE PAGE TO
FIRST AMENDMENT TO
THE CREDIT AGREEMENT OF
AMAZON.COM, INC.

CITIBANK, N.A.
by
/s/ Carmen-Christina Kelleher
Name: Carmen-Christina Kelleher Title: Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO
THE CREDIT AGREEMENT OF
AMAZON.COM, INC.

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
by
/s/ Ming K. Chu
Name: Ming K. Chu Title: Director

For any Lender requiring a second signature block:
by
/s/ Douglas Darman
Name: Douglas Darman Title: Director

SIGNATURE PAGE TO
FIRST AMENDMENT TO
THE CREDIT AGREEMENT OF
AMAZON.COM, INC.

Goldman Sachs Bank USA:
by
/s/ Dan Martis
Name: Dan Martis Title: Authorized Signatory

SIGNATURE PAGE TO
FIRST AMENDMENT TO
THE CREDIT AGREEMENT OF
AMAZON.COM, INC.

HSBC Bank USA, N.A. :
by
/s/ Jamie Mariano
Name: Jaime Mariano Title: Senior Vice President #21440

SIGNATURE PAGE TO
FIRST AMENDMENT TO
THE CREDIT AGREEMENT OF
AMAZON.COM, INC.

Name of Institution: MORGAN STANLEY SENIOR FUNDING, INC., as a Lender
by
/s/ Phillip Magdaleno
Name: Phillip Magdaleno Title: Authorized Signatory

For any Lender requiring a second signature block:
by
N/A
Name: Title:

SIGNATURE PAGE TO
FIRST AMENDMENT TO
THE CREDIT AGREEMENT OF
AMAZON.COM, INC.

MUFG UNION BANK, N.A., as a Lender

/s/ Lillian Kim
Name: Lillian Kim Title: Director

[Signature Page to First Amendment to the Credit Agreement]

SIGNATURE PAGE TO
FIRST AMENDMENT TO
THE CREDIT AGREEMENT OF
AMAZON.COM, INC.

SOCIETE GENERALE
by
/s/ Andrew Johnman
Name: Andrew Johnman Title: Co-Head of Technology Banking

SIGNATURE PAGE TO
FIRST AMENDMENT TO
THE CREDIT AGREEMENT OF
AMAZON.COM, INC.

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By: /s/ Jing Ye
Name: Jing Ye Title: Authorized Signatory

SIGNATURE PAGE TO
FIRST AMENDMENT TO
THE CREDIT AGREEMENT OF
AMAZON.COM, INC.

Name of Institution: Wells Fargo Bank, N.A.
by
/s/ Derek Jensen
Name: Derek Jensen Title: Vice President

For any Lender requiring a second signature block:
by

Name: Title:

EXHIBIT A
Amended Credit Agreement
[Attached]

EXHIBIT A
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of June 23, 2020,

among

AMAZON.COM, INC.,

The DESIGNATED BORROWERS Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

and

The LENDERS Party Hereto
__________________________________________________________

JPMORGAN CHASE BANK, N.A.,
as Sole Lead Arranger

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
HSBC SECURITIES (USA) INC.,
CITIGROUP GLOBAL MARKETS INC.,
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS BANK USA,
MORGAN STANLEY MUFG LOAN PARTNERS, LLC,
SOCIÉTÉ GÉNÉRALE,
TD SECURITIES (USA) LLC,
and
WELLS FARGO SECURITIES, LLC
as Joint Bookrunners

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

CITIBANK, N.A.,
DEUTSCHE BANK AG NEW YORK BRANCH,
GOLDMAN SACHS BANK USA,
JPMORGAN CHASE BANK, N.A.,
MORGAN STANLEY MUFG LOAN PARTNERS, LLC,
SOCIÉTÉ GÉNÉRALE,
THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

TABLE OF CONTENTS
Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS
1.01 Defined Terms	5
1.02 Other Interpretive Provisions	27
1.03 Accounting Terms	27
1.04 Exchange Rates	28
1.05 Additional Alternative Currencies	28
1.06 [Intentionally Omitted]	29
1.07 Times of Day	29
1.08 Interest Rate; LIBOR Notification	29
1.09 Divisions	29
ARTICLE II. THE COMMITMENTS AND LOANS
2.01 Loans	29
2.02 Borrowings, Conversions and Continuations of Loans	30
2.03 Prepayments	31
2.04 Termination or Reduction of Commitments	32
2.05 Repayment of Loans	33
2.06 Interest	33
2.07 Fees	33
2.08 Computation of Interest and Fees	34
2.09 Evidence of Debt	34
2.10 Payments Generally; Administrative Agent’s Clawback	34
2.11 Sharing of Payments by Lenders	36
2.12 Extension of Maturity Date	36
2.13 Defaulting Lenders	38
2.14 Designated Borrowers	39
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY
3.01 Taxes	40
3.02 Illegality	44
3.03 Alternate Rate of Interest	45
3.04 Increased Costs; Reserves on Eurocurrency Rate Loans	46
3.05 Compensation for Losses	48
3.06 Mitigation Obligations; Replacement of Lenders	48
3.07 Survival	49
ARTICLE IV. CONDITIONS PRECEDENT TO BORROWINGS
4.01 Conditions to Closing	49
4.02 Conditions to all Borrowings	50
ARTICLE V. REPRESENTATIONS AND WARRANTIES
5.01 Existence, Qualification and Power	51
5.02 Authorization; No Contravention	51
5.03 Governmental Authorization; Other Consents	51
5.04 Binding Effect	51
5.05 Financial Statements; No Material Adverse Effect	51
5.06 Litigation	52
i

5.07 ERISA Compliance	52
5.08 Investment Company Act	52
5.09 Compliance with Laws	52
5.10 Anti-Corruption	53
5.11 Sanctions	53
5.12 Affected Financial Institution	53
ARTICLE VI. AFFIRMATIVE COVENANTS
6.01 Financial Statements	53
6.02 Certificates; Other Information	54
6.03 Notices	54
6.04 Payment of Taxes	55
6.05 Preservation of Existence; Etc	55
6.06 Compliance with Laws	55
6.07 Books and Records	55
6.08 Use of Proceeds	55
6.09 Anti-Corruption Laws and Sanctions	55
ARTICLE VII. NEGATIVE COVENANTS
7.01 Liens	55
7.02 Fundamental Changes	58
7.03 Sanctions	58
7.04 Anti-Corruption Laws	58
7.05 Amazon Seller Lending Facility	58
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES
8.01 Events of Default	58
8.02 Remedies Upon Event of Default	60
8.03 Application of Funds	60
ARTICLE IX. ADMINISTRATIVE AGENT
9.01 Appointment and Authority	60
9.02 Rights as a Lender	61
9.03 Exculpatory Provisions	61
9.04 Reliance by Administrative Agent	62
9.05 Delegation of Duties	62
9.06 Resignation of Administrative Agent	62
9.07 Acknowledgements of Lenders	63
9.08 No Other Duties, Etc	64
9.09 Administrative Agent May File Proofs of Claim	64
ARTICLE X. COMPANY GUARANTY
10.01 Continuing Guaranty	64
10.02 Rights of Credit Parties	65
10.03 Certain Waivers	65
10.04 Obligations Independent	65
10.05 Subrogation	65
10.06 Termination; Reinstatement	66
10.07 Subordination	66
10.08 Stay of Acceleration	66
10.09 Condition of Designated Borrowers	66

ARTICLE XI. MISCELLANEOUS
11.01 Amendments, Etc	66
11.02 Notices; Effectiveness; Electronic Communication	68
11.03 No Waiver; Cumulative Remedies; Enforcement	69
11.04 Expenses; Indemnity; Limitation of Liability	70
11.05 Payments Set Aside	72
11.06 Successors and Assigns	72
11.07 Treatment of Certain Information; Confidentiality	75
11.08 Right of Setoff	76
11.09 Interest Rate Limitation	77
11.10 Counterparts; Entire Agreement; Effectiveness	77
11.11 Survival of Representations and Warranties	77
11.12 Severability	77
11.13 Replacement of Lenders	78
11.14 Governing Law; Jurisdiction; Etc	78
11.15 Waiver of Jury Trial	80
11.16 No Advisory or Fiduciary Responsibility	80
11.17 Electronic Execution	81
11.18 USA PATRIOT Act	81
11.19 Judgment Currency	81
11.20 Non-Public Information	82
11.21 Acknowledgment and Consent to Bail-In of Affected Financial Institutions	82
11.22 ERISA Matters	82
11.23 Restatement of Existing Credit Agreement	84

SCHEDULES
2.01    Commitments
7.01    Existing Liens
11.02    Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
Form of
A    Loan Notice
B    Note
C    Assignment and Assumption
D (1-4)    U.S. Tax Compliance Certificates
E-1    Designated Borrower Request and Assumption Agreement
E-2    Designated Borrower Notice
[Note: Except for Exhibit A, exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.]

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 23, 2020 (this “Agreement”), is entered into by and among AMAZON.COM, INC., a Delaware corporation (the “Company”), certain SUBSIDIARIES of the Company party hereto pursuant to Section 2.14 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), each LENDER from time to time party hereto (collectively, the “Lenders” and each, a “Lender”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The Company, the lenders party thereto and Bank of America, N.A., as administrative agent, are party to that certain Amended and Restated Credit Agreement, dated as of April 27, 2018 (the “Existing Credit Agreement”), and the Company, the Administrative Agent and the Lenders desire that this Agreement be treated as an amendment and restatement of the Existing Credit Agreement in its entirety upon and subject to the terms and conditions set forth herein.
In connection with the amendment and restatement of the Existing Credit Agreement, the Company has requested that the Lenders provide a revolving credit facility to the Borrowers, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.06. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan Chase Bank, N.A. through which it shall perform any of its obligations in such capacity under the Loan Documents.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in the form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders. As of the Closing Date, the Aggregate Commitments equal $7,000,000,000.

“Agreement” has the meaning specified in the preamble hereto.
“Alternative Currency” means Euro, Sterling, Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.05.
“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $3,000,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Amazon Capital Funding LLC” means Amazon Capital Funding LLC, a Delaware limited liability company, and its successors.
“Amazon Seller Lending Entity” means (a) Amazon Capital Funding LLC and/or (b) any other Subsidiary of the Company that replaces and/or substitutes Amazon Capital Funding LLC under the Amazon Seller Lending Facility.
“Amazon Seller Lending Facility” means that certain Revolving Credit and Security Agreement, dated as of October 13, 2016 (as amended, restated, amended and restated, replaced (whether or not with the same lenders and/or agent), refinanced, supplemented or otherwise modified from time to time), among the Amazon Seller Lending Entity, the lenders from time to time party thereto, Bank of America, N.A., as the administrative agent on behalf of the lenders, and Wilmington Trust, National Association, as collateral trustee for the secured parties thereunder.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the Commitment of each Lender has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have terminated pursuant to Section 2.04, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.
“Applicable Rate” means (a) with respect to Base Rate Loans, 0.00% per annum, (b) with respect to Eurocurrency Rate Loans or SONIA Loans, 0.50% per annum, and (c) with respect to the commitment fee set forth in Section 2.07(a), 0.04% per annum.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.14(a).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means JPMorgan Chase Bank, N.A., in its capacities as sole lead arranger and joint bookrunner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form (including electronic documentation generated by use of an electronic platform) reasonably satisfactory to the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2019 and the related consolidated statements of income or operations, stockholders’ equity and cash flows of the Company and its Subsidiaries for the fiscal year then ended, including the notes thereto.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.04 and (c) the date of termination of the Commitment of each Lender pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the NYFRB Rate plus 1/2 of 1% per annum, (b) the Prime Rate in effect on such day and (c) the LIBO Rate on such day (or, if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus the difference between the Applicable Rate for Eurocurrency Rate Loans and the Applicable Rate for Base Rate Loans on such day. For purposes of clause (c) above, the LIBO Rate on any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m., London time, on such day for deposits in Dollars with a maturity of one month (or, if the LIBO Screen Rate is not available for a maturity of one month with respect to Dollars but is available for periods both longer and shorter than such period, the Interpolated Screen Rate as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Base Rate due to a change in the NYFRB Rate, the Prime Rate or the LIBO Rate shall be effective from and including the effective date of such change in the NYFRB Rate, the Prime Rate or the LIBO Rate, as the case may be. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until an amendment hereto has become effective pursuant to Section 3.03(b)), then for purposes of clause (c) above the LIBO Rate shall be deemed to be zero.
“Base Rate Borrowing” means any Borrowing comprised of Base Rate Loans.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for syndicated credit facilities denominated in the applicable currency and (b) the Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time; provided that such spread adjustment shall be subject to the consent of the Company.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, the deadlines for providing Loan Notices and other administrative matters) that the Administrative Agent determines in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or
(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(a)a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(b)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent, the Company or the Required Lenders, as applicable, by notice to the Company (in the case of such notice by the Administrative Agent or the Required Lenders), the Administrative Agent (in the case of such notice by the Company or the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.03 and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.03.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” and “Borrowers” each has the meaning specified in the preamble hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means Loans of the same Type, in the same currency and to the same Borrower, made, converted or continued on the same day and, in the case of Eurocurrency Rate Loans, having the same Interest Period.
“Borrowing Minimum” means (a) in the case of a Borrowing of Base Rate Loans, $1,000,000, (b) in the case of a Borrowing of Eurocurrency Rate Loans denominated in Dollars, $5,000,000 and (c) in the case of a Borrowing denominated in an Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 1,000,000 units of such currency and that has a Dollar Equivalent of $5,000,000 or more.

“Borrowing Multiple” means (a) in the case of a Borrowing of Base Rate Loans, $500,000, (b) in the case of a Borrowing of Eurocurrency Rate Loans denominated in Dollars, $1,000,000 and (c) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 1,000,000 units of such currency and that has a Dollar Equivalent of $1,000,000 or more.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks are authorized to remain closed under the Laws of, or are in fact closed in, New York City, New York; provided that (a) when used in relation to any interest rate settings as to a LIBOR Loan, any fundings, disbursements, settlements or payments in respect of any LIBOR Loan or any other dealings to be carried out pursuant to this Agreement in respect of any LIBOR Loan, such day shall also be a London Banking Day, (b) when used in relation to Loans denominated in Euros or in relation to the calculation or computation of the EURIBO Rate, such day shall also be a TARGET Day, (c) when used in relation to Loans denominated in Yen or in relation to the calculation or computation of the TIBO Rate, such day shall also be a day on which banks are open for business in Tokyo and (d) when used in relation to Loans denominated in Sterling, such day shall also be a SONIA Business Day.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Company or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
“Code” means the U.S. Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to make Loans to the Borrowers pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding that would not result in the Revolving Credit Exposure of such Lender to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Company” has the meaning specified in the preamble hereto.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:
(a)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or
(b)if, and to the extent that, the Administrative Agent determines in its reasonable discretion that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for syndicated credit facilities denominated in the applicable currency at such time;
provided that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (a) or clause (b) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.
“Consolidated Tangible Net Worth” means, as of any date of determination, (a) Stockholders’ Equity on such date minus (b) the Intangible Assets of the Company and its Subsidiaries on such date determined on a consolidated basis in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.
“Credit Parties” means, collectively, the Administrative Agent, the Lenders, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”) with respect to any Loan denominated in Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is five SONIA Business Days prior to (i) if such SONIA Interest Day is a SONIA Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not a SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Interest Day and (b) 0.00%.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement,

receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided that with respect to a Eurocurrency Rate Loan, a SONIA Loan or, in each case, any interest thereon, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to each Borrower and each Lender promptly following such determination.
“Designated Borrower” has the meaning specified in the preamble hereto.
“Designated Borrower Notice” has the meaning specified in Section 2.14(a).
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14(a).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent pursuant to Section 1.04 on the basis of the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of Section 1.04.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“Early Opt-in Election” means the occurrence of:
(a)(i) a determination by the Administrative Agent or the Company or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that syndicated credit facilities denominated in the applicable currency being executed at such time, or that include language similar to that contained in Section 3.03(b), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(b)(i) the election by the Administrative Agent or the Company or (ii) the election by the Required Lenders, as the case may be, to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders, by the Company of written notice of such election to the Administrative Agent or by the Required Lenders of written notice of such election to the Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and 11.06(b)(v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meanings of Section 4203 or 4205 of ERISA) by the Company or, to the knowledge of the Company, any ERISA Affiliate from a Multiemployer Plan, or notification received by the Company that a Multiemployer Plan is in “critical status” (within the meaning of Sections 4245 of ERISA); (d) the filing of a notice by the Pension Plan administrator of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Section 430 of the Code or Section 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBO Rate” means, with respect to any Borrowing denominated in Euros for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that if the EURIBO Screen Rate shall not be available at such time for such Interest Period, then the EURIBO Rate shall be the Interpolated Screen Rate at such time.
“EURIBO Screen Rate” means a rate per annum equal to the euro interbank offered rate administered by the European Money Market Institute (or any other Person that takes over the administration of such rate) for the applicable period, as displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the EURIBO Screen Rate, determined as provided above, would be less than zero, then the EURIBO Screen Rate shall be deemed to be zero for purposes hereof.
“EURIBOR Borrowing” means any Borrowing comprised of EURIBOR Loans.
“EURIBOR Loan” means a Loan that bears interest at a rate based on the EURIBO Rate.
“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Rate Borrowing” means any Borrowing comprised of Eurocurrency Rate Loans.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the LIBO Rate, the EURIBO Rate or the TIBO Rate.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any Alternative Currency, the rate at which such Alternative Currency may be exchanged into Dollars at the time of determination on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, branch profits Taxes, business and occupation Taxes, and gross receipts Taxes imposed in lieu of net income Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any Taxes imposed pursuant to FATCA; provided that, for the avoidance of doubt, for purposes of clause (b)(i), in the case of an interest in a Loan acquired by a Lender pursuant to the funding of a Commitment, such Lender shall be treated as acquiring such interest on the date such Lender acquired an interest in the Commitment pursuant to which such Loan was funded.
“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements and any legislation or other official guidance or official requirements adopted pursuant to any applicable intergovernmental agreement, treaty, or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Fee Letter” means the letter agreement, dated May 20, 2020, between the Company and JPMorgan Chase Bank, N.A.
“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States as set forth in the Accounting Standards Codification established by the Financial Accounting Standards Board and defined in FASB ASC 105.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or contingent or inchoate indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantee Obligations” has the meaning specified in Section 10.01.

“Guaranty” means the Guarantee of the Obligations of the Designated Borrowers made by the Company in favor of the Credit Parties under Article X.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)net obligations of such Person under any Swap Contract that has been terminated or otherwise comes due in accordance with its terms;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)indebtedness (excluding prepaid interest thereon) of others secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (but limited, in the event such indebtedness has not been assumed by such Person, to the lesser of (i) the amount of such indebtedness and (ii) the fair market value of such property securing such indebtedness);
(f)capital leases and Synthetic Lease Obligations (but excluding any operating leases under GAAP); and
(g)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to any SONIA Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the Borrowing of which such Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date.
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, three or six months thereafter, as selected by the applicable Borrower in its Loan Notice, or such other period that is twelve months or less requested by such Borrower and consented to by all the Lenders; provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)no Interest Period shall extend beyond the Maturity Date.
“Interim Financial Statements” means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2020 and the related consolidated statements of income or operations, stockholders’ equity and cash flows of the Company and its Subsidiaries for the fiscal quarter then ended, including the notes thereto.
“Interpolated Screen Rate” means, with respect to any Eurocurrency Rate Loan for any Interest Period or clause (c) of the definition of Base Rate, a rate per annum that results from interpolating on a linear basis between (a) the Relevant Screen Rate for the longest maturity (for which the Relevant Screen Rate is available) that is shorter than the applicable period and (b) the Relevant Screen Rate for the shortest maturity (for which the Relevant Screen Rate is available) that is longer than the applicable period, in each case, as of the time the Interpolated Screen Rate is otherwise required to be determined in accordance with the Agreement; provided that if such rate would be less than zero, such rate shall be deemed to be zero.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify each Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“LIBO Rate” means, with respect to any Borrowing denominated in Dollars for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period, then the LIBO Rate shall be the Interpolated Screen Rate at such time.
“LIBO Screen Rate” means a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in US Dollars for the applicable period, as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the LIBO Screen Rate, determined as provided above, would be less than zero, then the LIBO Screen Rate shall be deemed to be zero for all purposes.
“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the LIBO Rate.
“LIBOR Borrowing” means any Borrowing comprised of LIBOR Loans.
“LIBOR Loan” means a Loan that bears interest at a rate based on the LIBO Rate.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” has the meaning specified in Section 2.01.
“Loan Documents” means this Agreement, each Note, each Designated Borrower Request and Assumption Agreement, each Designated Borrower Notice and the Fee Letter.
“Loan Notice” means a notice of (a) a borrowing of Loans, (b) a conversion of Loans denominated in Dollars from one Type to another, or (c) a continuation of Eurocurrency Rate Loans, in each case, pursuant to Section 2.02(a), substantially in the form of Exhibit A or such other form as may be reasonably satisfactory to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.
“Loan Parties” means, collectively, the Company and each Designated Borrower.
“London Banking Day” means any day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank market.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition of the Company and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Subsidiary” means any Subsidiary (a) that is a Designated Borrower or (b) that is a “significant subsidiary” of the Company, as the term “significant subsidiary” is defined in Regulation S-X promulgated by the SEC.
“Maturity Date” means the later of (a) June 23, 2023 and (b) if maturity is extended pursuant to Section 2.12, such extended maturity date as determined pursuant to such Section; provided that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“MNPI” has the meaning specified in Section 6.02.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which the Company or any ERISA Affiliate makes or is obligated to make contributions.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.
“Non-Extending Lender” has the meaning specified in Section 2.12(b).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Nondisclosure Agreement” has the meaning specified in Section 11.07.
“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit B.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero.
“NYFRB Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Permitted Liens” means, with respect to any Person, (a) Liens on the property or assets of such Person existing at the time that such Person becomes a Subsidiary of the Company (provided that such Liens are not incurred in anticipation of such Person’s becoming a Subsidiary of the Company and do not extend to any property or assets other than those of such Person); (b) Liens to secure the payment of all or any part of the purchase price of any property or assets acquired by such Person, or Liens to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price of any property or assets (including equity interests in any Person) or all or any part of the cost of construction or improvements to any property or assets, in each case, incurred prior to, at the time of, or within 180 days after, the acquisition thereof or the latest of the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property, as applicable; (c) Liens on the property or assets of such Person existing at the time that such Person is merged into or consolidated with the Company or any of its Subsidiaries or otherwise acquired by the Company or any of its Subsidiaries or at the time of sale, lease or other disposition of all or substantially all of the property or assets of such Person to the Company or any of its Subsidiaries (provided that such Liens are not incurred in anticipation of such merger or consolidation or sale, lease or other disposition and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or any of its Subsidiaries or such property or assets that are sold, leased or disposed); (d) Liens in favor of any Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving property or assets subject to such Liens; (e) Liens in favor of the Company or any of its Subsidiaries to secure intercompany Indebtedness in the ordinary course of business; and (f) Liens consisting of deposits of property or assets to secure (or in lieu of) safety, appeal or customs bonds in proceedings to which the Company or any of its Subsidiaries is a party in the ordinary course of business.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except Excluded Taxes and any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means, on any date with respect to any Loans, the sum of the Dollar Equivalents of the outstanding principal amount of such Loans after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act” has the meaning specified in Section 11.18.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than any Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Holder” means, as of any date of determination, (a) the person who is the Company’s Chairman, Chief Executive Officer and President on the Closing Date, (b) any family members or relatives of such person, (c) any trusts, family limited partnerships, limited liability companies, or other similar entities created for the benefit of such persons described in clauses (a) and (b), and (d) in the event of the incompetence or death of any of the persons described in clauses (a) or (b), such person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case, who as of such date beneficially own or have the right to acquire, directly or indirectly, voting equity securities of the Company.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning specified in Section 6.02.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected

Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.
“Register” has the meaning specified in Section 11.06(c).
“Regulatory Information” has the meaning specified in Section 2.14(a).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers and employees (and, solely to the extent acting on behalf of or at the express instructions of any of the foregoing, agents and advisors of the foregoing) of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the FRB and/or the NYFRB, or a committee officially endorsed or convened by the FRB and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate” means (a) with respect to any Loan or Borrowing denominated in Dollars, the LIBO Rate, (b) with respect to any Loan or Borrowing denominated in Euros, the EURIBO Rate, (c) with respect to any Loan or Borrowing denominated in Yen, the TIBO Screen Rate and (d) with respect to any Loan or Borrowing denominated in Sterling, the Daily Simple SONIA.
“Relevant Screen Rate” means (a) with respect to any Loan or Borrowing denominated in Dollars, the LIBO Screen Rate, (b) with respect to any Loan or Borrowing denominated in Euros, the EURIBO Screen Rate and (c) with respect to any Loan or Borrowing denominated in Yen, the TIBO Screen Rate.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Revaluation Date” means, with respect to any Loan denominated in an Alternative Currency, (a) the date of the commencement of the initial Interest Period therefor (or, in the case of a SONIA Loan, the date on which such SONIA Loan is made), (b) the date of the commencement of each subsequent Interest Period therefor (or, in the case of a SONIA Loan, each date that shall occur at intervals of three months’ duration after the date on which such SONIA Loan is made) and (c) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall require.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Loans.
“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, or Her Majesty’s Treasury.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the NYFRB’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Borrowing” means any Borrowing comprised of SONIA Loans.
“SONIA Business Day” means any day that is not a Saturday, Sunday or other day on which banks are closed for general business in London.
“SONIA Interest Day” has the meaning specified in the definition of “Daily Simple SONIA”.
“SONIA Loan” means a Loan that bears interest at a rate based on the Daily Simple SONIA.

“Special Notice Currency” means, at any time, an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Stockholders’ Equity” means, as of any date of determination, consolidated stockholders’ equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement).

“TARGET Day” means any day on which the TARGET is open for the settlement of payments in Euro.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“TIBO Rate” means, with respect to any Borrowing denominated in Yen for any Interest Period, the TIBO Screen Rate at approximately 11:00 a.m., Tokyo time, two Business Days prior to the commencement of such Interest Period; provided that if the TIBO Screen Rate shall not be available at such time for such Interest Period, then the TIBO Rate shall be the Interpolated Screen Rate at such time.
“TIBO Screen Rate” means a rate per annum equal to the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person which takes over the administration of that rate) for deposits in Yen for the applicable period, as displayed on the Reuters screen page that displays such rate (currently DTIBOR0) (or, in the event such rate does not appear on a page of the Reuters screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the TIBO Screen Rate, determined as provided above, would be less than zero, then the TIBO Screen Rate shall be deemed to be zero for all purposes.
“TIBOR Borrowing” means any Borrowing comprised of TIBOR Loans.
“TIBOR Loan” means a Loan that bears interest at a rate based on the TIBO Rate.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitment and the Revolving Credit Exposure of such Lender at such time.
“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans at such time.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a LIBOR Loan, a EURIBOR Loan, a TIBOR Loan or a SONIA Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“United States” and “U.S.” mean the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” and “¥” mean the lawful currency of Japan.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Document or any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time.

Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and the Borrowers); provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04Exchange Rates. The Administrative Agent shall determine the Dollar Equivalent of any Loan denominated in an Alternative Currency as of each applicable Revaluation Date, in each case using the Exchange Rate for such Alternative Currency in relation to Dollars, and each such amount shall be the Dollar Equivalent of such Loan until the next required calculation thereof pursuant to this sentence.
1.05Additional Alternative Currencies.
(a)A Borrower may from time to time request that Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.
(b)Any such request shall be made to the Administrative Agent not later than 1:00 p.m., ten (10) Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent in its sole discretion). The Administrative Agent shall promptly notify each Lender of any such request. Each Lender shall notify the Administrative Agent, not later than 1:00 p.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans in such requested currency.
(c)Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Loans to be made in such requested currency. If the Administrative Agent and all the Lenders consent to making Loans in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section, the Administrative Agent shall promptly so notify the Borrowers.
1.06[Intentionally Omitted].

1.07Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.08Interest Rate; Benchmark Notification. The interest rate on a Loan denominated in Dollars or any Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable Laws, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 3.03(b), of any change to the reference rate upon which the interest rate on LIBOR Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.03(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.03(b)), including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
1.09Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its capital stock or similar equity interests at such time.
ARTICLE II.
THE COMMITMENTS AND LOANS
2.01Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (iii) the aggregate Outstanding Amount of all Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s

Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section, prepay under Section 2.03, and reborrow under this Section. Loans denominated in Dollars may be Base Rate Loans or LIBOR Loans, Loans denominated in Euros may only be EURIBOR Loans, Loans denominated in Sterling may only be SONIA Loans and Loans denominated in Yen may only be TIBOR Loans, in each case, as further provided herein.
2.02Borrowings, Conversions and Continuations of Loans.
(a)Each borrowing of Loans, each conversion of Loans denominated in Dollars from one Type to another and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or delivery of a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies or SONIA Loans and (iii)  on the requested date of any borrowing of Base Rate Loans; provided that if the applicable Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 1:00 p.m. (i) four Business Days prior to the requested date of such borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 1:00 p.m. (i) three Business Days before the requested date of such borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Company and the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each borrowing of or conversion to Base Rate Loans or borrowing of SONIA Loans shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Loan Notice shall specify (i) whether the applicable Borrower is requesting a borrowing of Loans, a conversion of Loans denominated in Dollars from one Type to another or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed, continued or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed and (vii) if applicable, the Designated Borrower. In the case of any conversion or continuation of any Loans, such conversion or continuation shall apply to Loans comprising the same existing Borrowing, it being understood that the applicable Borrower may elect different conversion or continuation options with respect to different portions of the affected existing Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. If the applicable Borrower fails to specify a currency in a Loan Notice requesting a borrowing of Loans, then the Loans so requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of Loan in a Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation of any Eurocurrency Rate Borrowing then the applicable Loans shall be made as, or continued as, (i) in the case of Loans denominated in Dollars, LIBOR Loans, (ii) in the case of Loans denominated in Euros, EURIBOR Loans, (iii) in the case of Loans denominated in Yen, TIBOR Loans and (iv) in the case of Loans denominated in Sterling, SONIA Loans, in each case (other than in the case of SONIA Loans), with an Interest Period of one month. Any such automatic continuation as Eurocurrency Rate Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Borrowing. If the applicable Borrower requests a borrowing of, conversion to or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the details thereof and, in the case of a Loan Notice requesting a borrowing of Loans, of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation of any Eurocurrency Rate Borrowing is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation as Eurocurrency Rate Loans as described in the preceding subsection. In the case of a borrowing of Loans, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars (or, in the case of a Base Rate Loans with respect to which a Loan Notice was delivered after 11:00 a.m. on the date of such borrowing, not later than two hours after the delivery of such Loan Notice), and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. The Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower.
(c)Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of an Event of Default, upon the request of the Required Lenders, (i) no Loans denominated in Dollars shall be converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders and (ii) no Loans denominated in any Alternative Currency shall be continued as Eurocurrency Rate Loans with an Interest Period greater than one month without the consent of the Required Lenders.
(d)The Administrative Agent shall promptly notify the Company, the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.
(e)After giving effect to all borrowings of Loans, all conversions of Loans from one Type to another, and all continuations of Loans as the same Type, there shall not be more than ten Eurocurrency Rate Borrowings and SONIA Borrowings outstanding at any given time.
2.03Prepayments.
(a)Any Borrower may, upon notice to the Administrative Agent from such Borrower, at any time or from time to time voluntarily prepay any Borrowing in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars,

(B) four Business Days (or five Business Days in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies or SONIA Loans and (C) on the date of prepayment of Base Rate Loans and (ii) any prepayment of any Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the entire principal amount of such Borrowing then outstanding. Each such notice shall specify the date and amount of such prepayment and the Borrowing or Borrowings to be prepaid and, if a Eurocurrency Rate Borrowing is to be prepaid, the Interest Period applicable thereto. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified in the applicable notice; provided that if such notice is given in connection with a full or partial refinancing of the Commitments, such notice may condition the prepayment upon the effectiveness of such refinancing, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the date of such prepayment) if such condition is not satisfied. Any prepayment of a Eurocurrency Rate Loan or SONIA Loan shall be accompanied by all accrued interest on the amount prepaid. Subject to Section 2.13, each prepayment of a Borrowing shall be applied to the Loans of the Lenders comprising such Borrowing in accordance with their respective Applicable Percentages.
(b)If the Administrative Agent notifies the Borrowers at any time that (i) solely as a result of fluctuations in currency exchange rates, the Total Outstandings at such time exceed an amount equal to 105% of the Aggregate Commitments then in effect or (ii) other than as a result of fluctuations in currency exchange rates, the Total Outstandings at such time exceed the Aggregate Commitments then in effect, then, in either case, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount at least equal to such excess.
(c)If the Administrative Agent notifies the Borrowers at any time that (i) solely as a result of fluctuations in currency exchange rates, the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect or (ii) other than as a result of fluctuations in currency exchange rates, the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds the Alternative Currency Sublimit then in effect, then, in either case, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans denominated in Alternative Currencies in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.
2.04Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. three Business Days prior to the date of termination or reduction (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), (ii) any such partial reduction shall be (unless the Aggregate Commitments are less than such amount) a whole multiple of $1,000,000, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit exceeds the amount of the Aggregate Commitments, the Alternative Currency Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Except as provided in clause (iv) above, the amount of any such Aggregate Commitment reduction shall not be applied to the Alternative Currency Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each

Lender according to its Applicable Percentage. Unless previously terminated, the Aggregate Commitments shall automatically terminate at 5:00 p.m. on the Maturity Date. Any reduction or termination of the Aggregate Commitments shall be permanent. All unpaid fees accrued pursuant to Section 2.07(a) until the effective date of any reduction or termination of the Aggregate Commitments (in the case of any reduction, in respect of the aggregate amount of the Commitments subject to such reduction) shall be paid on the effective date of such reduction or termination.
2.05Repayment of Loans. Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans made to such Borrower and outstanding on such date.
2.06Interest.
(a)Subject to the provisions of subsection (b) below, (i) each LIBOR Borrowing shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Rate; (ii) each EURIBOR Borrowing shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the EURIBO Rate for such Interest Period plus the Applicable Rate; (iii) each TIBOR Borrowing shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the TIBO Rate for such Interest Period plus the Applicable Rate; (iv) each SONIA Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Daily Simple SONIA plus the Applicable Rate and (v) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)If any amount payable by any Loan Party under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.07Fees.
(a)Commitment Fee. The Company shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the Total Outstandings, subject to adjustment as provided in Section 2.13. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)Other Fees. The Company shall pay to the Administrative Agent for its own account, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.08Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by reference to the Prime Rate and all computations of interest by reference to the Daily Simple SONIA shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day, but excluding the last day). All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (including the first day, but excluding the last day) (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. With respect to all Alternative Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.
2.09Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
2.10Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 4:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, if the Administrative Agent reasonably determines that it is required to do so for legal, operational or regulatory reasons, the Administrative Agent may require that any payments due under this Agreement be made in the United States. For purposes of the preceding sentence, a payment shall be treated as made in the United States if a wire transfer is made through a bank located in the United States at the direction of a Borrower. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 4:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the rate determined by the Administrative Agent in accordance with banking industry rules and conventions on interbank compensation (or, if such payment is in Dollars, if greater, the NYFRB Rate), plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the Loans comprising such Borrowing. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the rate determined by the Administrative Agent in accordance with banking industry rules and conventions on interbank compensation (or, if such payment is in Dollars, if greater, the NYFRB Rate), plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) or 11.05 are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) or 11.05 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c) or 11.05.
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.11Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as amended from time to time) (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any other Borrower or any Affiliate of any of the foregoing (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.12Extension of Maturity Date.

(a)Requests for Extension. The Company may (but only on three separate occasions during the term of this Agreement), by notice to the Administrative Agent (which shall promptly notify the Lenders), request that each Lender agree to extend the Maturity Date to the first anniversary of the Maturity Date then in effect (the “Existing Maturity Date”).
(b)Lender Elections to Extend. Each Lender shall, by notice to the Administrative Agent not later than the date that is 20 days after the date the Company requests an extension of the Maturity Date (the “Response Date”), advise the Administrative Agent whether or not such Lender agrees to such extension, provided that any Lender that does not advise the Administrative Agent on or prior to the Response Date shall be deemed to be have declined to agree to such extension (each Lender agreeing to the requested extension being called an “Extending Lender”, and each Lender declining or deemed to have declined to agree to the requested extension being called a “Non-Extending Lender”). The election of any Lender to agree or to decline to agree to any requested extension shall be in its sole and individual discretion, and the agreement of any Lender shall not obligate any other Lender to so agree.
(c)Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender’s determination under this Section promptly after the Response Date.
(d)Additional Commitment Lenders. The Company shall have the right to replace each NonExtending Lender with one or more Eligible Assignees as provided in Section 11.13.
(e)Extension of Existing Maturity Date. If Lenders constituting not less than the Required Lenders shall have agreed to extend the Maturity Date before the anniversary of the Closing Date immediately following the delivery of the notice from the Company requesting such extension, then, effective as of the Extension Closing Date with respect thereto, the Maturity Date applicable to the Extending Lenders shall be the first anniversary of the Existing Maturity Date; provided that no extension of the Maturity Date pursuant to this Section shall become effective unless (the first date on which such consent of the Required Lenders is obtained and the conditions specified in this proviso are satisfied with respect to the applicable requested Extension being called the “Extension Closing Date” with respect thereto), the Company shall have delivered to the Administrative Agent a certificate (together with resolutions adopted by each Borrower approving or otherwise consenting to such extension) on or prior to the Extension Closing Date signed by a Responsible Officer of the Company certifying that, before and after giving effect to such extension (A) the representations and warranties contained in Article V (and, in the case of a Designated Borrower, in its Designated Borrower Request and Assumption Agreement) are true and correct in all material respects (except to the extent that such representations and warranties are already qualified by materiality, in which case they shall be true and correct in all respects) on and as of the Extension Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent that such representations and warranties are already qualified by materiality, in which case they shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements delivered (or otherwise made available) pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Commitment of each Non-Extending Lender shall terminate on the Existing Maturity Date, and the principal amount of any outstanding Loans made by such Non-Extending Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable to or for the account of such Non-Extending Lender hereunder, shall be due and payable on the Existing Maturity Date.
(f)Conflicting Provisions. This Section shall supersede any provisions in Section 2.11 or 11.01 to the contrary.

2.13Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.07(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(b)Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while such

Lender was a Defaulting Lender and all amendments, waivers or modifications effected without consent of such Lender's consent in accordance with the provisions of Section 11.01 and this Section while such Lender was a Defaulting Lender shall be binding on it; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.14Designated Borrowers.
(a)The Company may at any time, upon not less than 10 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower, subject to the approval of each of the Lenders, to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit E-1 (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received (i) such supporting resolutions, incumbency certificates and opinions of counsel, (ii) at least 5 Business Days prior to the effective date for such Applicant Borrower becoming a Designated Borrower hereunder, if reasonably requested by a Lender, other information and documentation (all such information and documentation, the “Regulatory Information”) that is required with respect to this Agreement by regulatory authorities under applicable “Know Your Customer” and anti-money laundering rules and regulations, including OFAC, the PATRIOT Act and, to the extent such Applicant Borrower qualifies as “legal entity customer”, Beneficial Ownership Regulation, in each case of (i) and (ii) above, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and (iii) Notes signed by such Applicant Borrower to the extent any Lenders so require. If the Administrative Agent and each of the Lenders agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and Regulatory Information, the Administrative Agent shall send a notice in substantially the form of Exhibit E-2 (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which such Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement. For so long as it is a Designated Borrower, the Company shall not permit any Designated Borrower to cease to be a Subsidiary of the Company.
(b)The Obligations of each Designated Borrower shall be guaranteed by the Company pursuant to the Guaranty contained in Article X. Notwithstanding anything contained to the contrary herein or in any other Loan Document and without in any way limiting the obligations of the Company in Article X or otherwise, (i) no Designated Borrower shall be obligated with respect to any Obligations of the Company or of any other Designated Borrower, (ii) the Obligations owed by a Designated Borrower shall be several and not joint with the Obligations of the Company or of any other Designated Borrower and (iii) no Designated Borrower shall be obligated as a guarantor under Article X with respect to the Guarantee Obligations.
(c)Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section hereby irrevocably appoints the Company as its agent for purposes of (i) the giving and receipt of notices and (ii) the receipt of the proceeds of any Loans made by the Lenders to such Designated Borrower hereunder. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(d)The Company may from time to time, upon not less than three (3) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such; provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications. (i) Without duplication of amounts paid in Section 3.01(a), each of the Loan Parties shall, and does hereby, severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that the Loan Parties shall not be obligated to make payment to any Recipient pursuant to this Section 3.01(c) in respect of penalties, interest and other liabilities attributable to any Indemnified Taxes if (x) written demand therefor has not been made by such Recipient within 60 days from the date on which such Recipient received written notice of the imposition of Indemnified Taxes by the relevant Governmental Authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Recipient in making such written demand, (y) such penalties, interest and other liabilities have accrued after the relevant Loan Party had indemnified or paid an additional amount due as of the date of such payment pursuant to this Section 3.01 or (z) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of any of the Recipients or their Affiliates. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Administrative Agent or any Lender receives a written notice of Tax assessment from any Governmental Authority regarding any Tax in respect of which indemnification may be required pursuant to this Section 3.01(c), the Administrative Agent or such Lender shall notify the Company within 120 days following the receipt of such notice that such notice has been received; provided that the failure of the Administrative Agent or the Lender to provide such notice shall not relieve the Loan Parties of the obligation to make any indemnification payment under this Agreement, unless the delay is more than two years from the date of receipt of such notice, in which case the Company shall have no obligation to make any indemnification payment under this Agreement. Each of the Loan Parties shall, and does hereby, severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (w) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (x) the Administrative Agent and each Loan Party, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register, (y) the Administrative Agent and each Loan Party, as applicable, against any Taxes incurred by or asserted against the Administrative Agent or such Loan Party by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered pursuant to subsection (e) and (z) the Administrative Agent and each Loan Party, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or such Loan Party in connection with any Loan Document, and any related losses, claims, liabilities, penalties, interest and reasonable expenses (including the reasonable fees, charges and disbursements of any counsel for the Borrowers or the

Administrative Agent) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be (it being understood that any failure of the Administrative Agent to so notify shall not relieve the Loan Parties of their indemnification obligations hereunder).
(e)Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W9 certifying that such Lender is exempt from U.S. federal backup withholding tax and the Administrative Agent shall deliver, on or prior to the Closing Date and from time to time upon the reasonable request of the Company, a properly completed and executed copy of IRS Form W-9; provided that if the Administrative Agent fails to provide such IRS Form W-9 upon request of the Company, the Company’s sole remedy shall be to withhold to the extent required by the applicable United States Treasury Regulations and, in such case, any such withheld Taxes shall be Excluded Taxes;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by copies of IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)Contesting Indemnified Taxes. If any Loan Party determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes for which additional amounts have been paid or are due under this Section 3.01, the Administrative Agent or Lender (as applicable) shall use reasonable efforts to cooperate with such Loan Party in challenging such Indemnified Taxes, at the Loan Party’s expense, if so requested by the Loan Party in writing; provided that nothing in this Section 3.01(g) shall obligate the Administrative Agent or any Lender to take any action that, in its reasonable judgment, would be materially disadvantageous to such Person.
(h)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Relevant Rate, or to determine or charge interest rates based upon the Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the relevant interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue

Eurocurrency Rate Loans or SONIA Loans, as applicable, in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBO Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Eurocurrency Rate Loans or SONIA Loans, as applicable, of such Lender in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender in Dollars to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and in the case of SONIA Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.03Alternate Rate of Interest.
(a)Subject to the provisions of Section 3.03(b), if, in connection with any Loan Notice, (i) (A) in the case of a Eurocurrency Rate Borrowing, the Administrative Agent reasonably determines that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the relevant interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Borrowing, or (B) adequate and reasonable means do not exist for determining (x) the LIBO Rate, the EURIBO Rate or the TIBO Rate, as the case may be, for the requested Interest Period with respect to any Eurocurrency Rate Borrowing (including because the Relevant Screen Rate is not available or published on a current basis) or (y) the Daily Simple SONIA with respect to any SONIA Borrowing, or (ii) the Administrative Agent or the Required Lenders reasonably determine that for any reason the LIBO Rate, the EURIBO Rate or the TIBO Rate for the requested Interest Period with respect to any Eurocurrency Rate Borrowing or the Daily Simple SONIA with respect to any SONIA Borrowing will not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Borrowing or SONIA Borrowing, as applicable, the Administrative Agent will promptly so notify the Company, each other Borrower and each Lender. Upon receipt of such notice and until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, (A) any Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Eurocurrency Rate Borrowing shall be ineffective, (B) any affected Eurocurrency Rate Borrowing that is requested to be continued shall (1) if denominated in Dollars, be continued as a Base Rate Borrowing or (2) otherwise, be repaid on the last day of the then current Interest Period applicable thereto, (C) any Loan Notice that requests the making of any affected Eurocurrency Rate Borrowing shall (1) if denominated in Dollars, be deemed a request for a Base Rate Borrowing, or (2) otherwise, be ineffective, (D) any affected SONIA Borrowing shall be repaid on the next Business Day and (E) any Loan Notice that requests the making of an affected SONIA Borrowing shall be ineffective.
(b)(i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable,

the Administrative Agent and the Company may amend this Agreement in a manner mutually agreeable to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Lenders consent to such amendment. No replacement of the LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.
(ii)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make, with the consent of the Company, Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period.
(iv)Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) any Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and, on the last day of the then current Interest Period applicable thereto, such Borrowing shall be continued as or converted to a Base Rate Borrowing and (B) any Loan Notice that requests the making of a LIBOR Borrowing shall be deemed a request for a Base Rate Borrowing.
(v)Any determination, decision or election that may be made by the Administrative Agent, the Company or the Lenders pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03.
3.04Increased Costs; Reserves on Eurocurrency Rate Loans.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below); or

(ii)impose on any Lender or the relevant interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans or SONIA Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. This Section 3.04 shall not apply to Taxes, which shall be governed exclusively by Section 3.01.
(b)Capital and Liquidity Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. Such Lender shall also certify that it is generally charging such costs to similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 3.04 after consideration of such factors as such Lender then reasonably determines to be relevant (which determination shall be made in good faith). The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive). Such Lender shall deliver a certificate to the Company setting forth in reasonable detail a calculation of such actual costs incurred by such Lender and shall certify that it is generally charging such costs to similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 3.04 after consideration of such factors as such Lender then reasonably determines to be relevant (which determination shall be made in good faith). The Company shall pay such Lender the amount shown as due on any such certificate on each date on which interest is payable on such Loan. If a Lender fails to give notice 30 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 30 days from receipt of such notice.
3.05Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to promptly compensate) such Lender for and hold such Lender harmless from any loss (other than lost profit), cost or expense incurred by it (other than by reason of such Lender being a Defaulting Lender) as a result of:
(a)any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;
(c)any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;
including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.
For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the LIBO Rate, the EURIBO Rate or the TIBO Rate for such Loan, as applicable, and each SONIA Loan made by it at the Daily Simple SONIA, in each case, by a matching deposit or other borrowing in the relevant interbank market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan or SONIA Loan was in fact so funded.
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Loan to a Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligation of such Borrower to repay the Loans in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.
3.07Survival. All obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO BORROWINGS
4.01Conditions to Closing. The effectiveness of this Agreement and the obligation of each Lender to make its initial Loan hereunder is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following:
(i)a counterpart of this Agreement signed on behalf of each party hereto (which, subject to Section 11.10, may include any Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page of this Agreement);
(ii)Notes executed by the Company in favor of each Lender requesting Notes;
(iii)a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, certifying names and true signatures of officers of the Company authorized to execute and deliver this Agreement and the Notes and the other documents to be delivered hereunder from time to time and the resolutions of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action with respect to this Agreement and the Notes, including copies of the certificate of incorporation and bylaws of the Company, and attaching a certificate of good standing with respect to the Company dated within 30 days of the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), such certificate to be issued by the appropriate officer of the jurisdiction of organization of the Company;
(iv)a customary opinion of Gibson, Dunn & Crutcher LLP, special U.S. counsel to the Company, addressed to the Administrative Agent and each Lender, as to such matters concerning the Company and the Loan Documents as the Administrative Agent may reasonably request;
(v)a certificate signed by a Responsible Officer of the Company, dated the Closing Date, certifying (A) no Default exists on the date hereof and (B) that the representations and warranties of the Company contained in Article V are true and correct in all material respects (except to the extent that such representations and warranties are already qualified by materiality, in which case they shall be certified as true and correct in all respects) on and as of the date hereof; and

(vi)all Regulatory Information reasonably requested by a Lender at least five (5) Business Days prior to the Closing Date.
(b)Any fees required to be paid by the Company to the Arranger, the Administrative Agent and the Lenders on or before the Closing Date shall have been paid.
(c)All the principal, interest and fees outstanding under the Existing Credit Agreement shall have been paid in full, and the Administrative Agent shall have received customary evidence thereof.
(d)Unless waived by the Administrative Agent, the Company shall have paid (subject to such limitations as shall have been agreed between the Administrative Agent and the Company) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least three Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement (and each of such Lender’s Affiliates, successors and/or assigns) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02Conditions to all Borrowings. The obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to another Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of (i) the Borrowers contained in Article V (other than, after the Closing Date, Sections 5.05(c) and 5.06) and (ii) each applicable Designated Borrower contained in each Designated Borrower Request and Assumption Agreement (other than Sections 5.05(c) and 5.06 to the extent incorporated by reference therein) shall be true and correct in all material respects (except to the extent that such representations and warranties are already qualified by materiality, in which case they shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent that such representations and warranties are already qualified by materiality, in which case they shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.
(b)No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.
(c)The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.
(d)If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met.

(e)In the case of a Borrowing to be denominated in an Alternative Currency (other than Euro, Sterling or Yen), there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders would make it impracticable for such Borrowing to be denominated in the relevant Alternative Currency.
Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to another Type, or a continuation of Eurocurrency Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Borrowing.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:
5.01Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Loan Documents to which it is a party.
5.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person; or (c) violate any Law, except in any case for clauses (a), (b) or (c) where such violations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
5.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (i) those that have already been obtained and are in full force and effect and (ii) approvals, consents, exemptions, authorizations, actions and notices the absence of which would not reasonably be expected to result in a Material Adverse Effect.
5.04Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and subject to the omission of certain information and footnote disclosures as permitted under the rules of the SEC, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and subject to normal year-end audit adjustments.
(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
5.06Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries that (i) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and that has not been publicly disclosed (with reasonable specificity) prior to the date of this Agreement or (ii) purport to enjoin or restrain the execution or delivery of this Agreement or any other Loan Document, or any of the transactions contemplated hereby.
5.07ERISA Compliance.
(a)Except as would not reasonably be expected to result in a Material Adverse Effect, either individually or in the aggregate: (i) no ERISA Event has occurred, and the Company is not aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained by the Company; (iii) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are delinquent under Section 4007 of ERISA; and (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or Section 4212(c) of ERISA and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(b)As of the Closing Date, each Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.
5.08Investment Company Act. Neither the Company nor any other Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.09Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
5.10Anti-Corruption. (a) No Borrower nor any Subsidiary thereof is in violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions applicable to any Borrower or any Subsidiary from time to time, the effect of which is or would reasonably be expected to be material to the Borrowers and their Subsidiaries taken as a whole and (b) the Borrowers have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.
5.11Sanctions. Neither the Borrowers, nor any of their respective Subsidiaries, nor, to the knowledge of the Borrowers, any director, officer or (other than with respect to clause (iii) below) employee thereof, is an individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by the United States federal government (including, without limitation, OFAC), the European Union or Her Majesty’s Treasury or (iii) located, organized or resident in a Designated Jurisdiction.
5.12Affected Financial Institution. The Company is not an Affected Financial Institution.
ARTICLE VI.
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Material Subsidiary to:
6.01Financial Statements. Deliver to the Administrative Agent and each Lender:
(a)as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in stockholders’ equity, and cash flows for such fiscal year, prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, it being agreed that delivery of the Company’s annual report on Form 10-K will satisfy this requirement; and
(b)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated statements of changes in stockholders’ equity, and cash flows for the portion of the Company’s fiscal year then ended, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as having been prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the omission of certain information and footnote disclosures as permitted under the rules of the SEC, it being agreed that delivery of the Company’s quarterly report on Form 10-Q will satisfy this requirement.
As to any information contained in materials furnished pursuant to Section 6.02(a), the Company shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
6.02Certificates; Other Information. Deliver to the Administrative Agent and each Lender:
(a)promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(b)[intentionally omitted]; and
(c)promptly following any reasonable request therefor, such additional information regarding the financial condition of the Company or any Loan Party’s compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; provided that the Administrative Agent and the Lenders shall only be permitted to make a request under this subclause (c) during the existence of a Default.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(a) shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at www.amazon.com/ir; (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (iii) on which the Company publicly posts such documents at www.sec.gov. The Administrative Agent shall have no obligation to request the posting or other electronic delivery of the documents referred to above and in any event shall have no responsibility to monitor compliance by the Company.
Each Borrower hereby acknowledges that the Administrative Agent may, but shall not be obligated to, make available to the Lenders any notices, demands, communications, documents, materials and/or information provided by or on behalf of any Borrower hereunder or under any other Loan Document (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Platform”). Each Borrower further acknowledges and agrees that (x) all Borrower Materials will be treated as private and may contain material nonpublic information with respect to the Company or its securities for purposes of United States federal and state securities Laws (“MNPI”); and (y) the Administrative Agent will treat all Borrower Materials as being suitable only for posting on a portion of the Platform not designated “PUBLIC”, “Public Investor”, “Public Lender” or a like term. Furthermore, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC”.
6.03Notices. Promptly after any Responsible Officer of the Company obtains actual knowledge thereof, notify the Administrative Agent and each Lender of (a) the occurrence of any Default and (b) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority or the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, in each case that has resulted or would reasonably be expected to result in a Material Adverse Effect. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company or applicable Subsidiary has taken and proposes to take with respect thereto.

6.04Payment of Taxes. Pay and discharge as the same shall become due and payable, all Taxes upon it or its properties or assets that, if not paid, would reasonably be expected to result in a Material Adverse Effect, unless such Taxes are being contested in good faith by appropriate proceedings diligently conducted.
6.05Preservation of Existence; Etc. In the case of each Loan Party, preserve and maintain its corporate existence and the rights, licenses and permits material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 7.02.
6.06Compliance with Laws. Comply in all material respects with the requirements of all Laws (including all anti-corruption Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to result in a Material Adverse Effect.
6.07Books and Records. Maintain proper books of record and account that permit the preparation of consolidated financial statements of the Company materially in accordance with GAAP.
6.08Use of Proceeds. Use the proceeds of each Loan solely (a) to refinance borrowings, if any, under the Existing Credit Agreement and (b) for working capital, capital expenditures, acquisitions (including any related expenses, earn-outs and deferred payments incurred in connection with any such acquisition), payment of fees and expenses associated with this Agreement and other general corporate purposes not in contravention of any Law or of any Loan Document; provided that no Borrower will use the proceeds of the Loans in a manner that violates Regulation U issued by the FRB.
6.09Anti-Corruption Laws and Sanctions. Maintain policies and procedures reasonably designed to promote and achieve compliance by the Company, its Subsidiaries, its and their respective directors, officers and employees and its and their respective agents acting in such capacity in connection with, or benefitting from, this Agreement or the proceeds of any Loan hereunder, in each case, with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions applicable to the Company or any Subsidiary from time to time and the applicable Sanctions.
ARTICLE VII.
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:
7.01Liens. The Company shall not, nor shall it permit any Subsidiary to, create or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the date hereof and listed on Schedule 7.01 and any renewals, replacements or extensions thereof, provided that (i) the property covered thereby is not changed (other than additions and improvements thereto) and (ii) the principal amount secured or benefited thereby is not increased (other than as a result of pay-in-kind interest);

(c)Liens for Taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted;
(d)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, workmen’s, landlords’, bailees’ or other like Liens arising in the ordinary course of business;
(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, employee benefit plans from time to time in effect, other than any Lien imposed by ERISA;
(f)Liens (i) incurred in the ordinary course of business to secure the performance of tenders, statutory or regulatory obligations, surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (ii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;
(g)easements, rights-of-way, restrictions (including zoning restrictions), licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)Liens securing Indebtedness in respect of operating leases or capital leases (including lease lines, interim lease lines or progress payment agreements entered into in connection with or under capital leases), Synthetic Lease Obligations, purchase money obligations and other obligations, in each case, the proceeds of which are used in whole or in part to design, acquire, install or construct or make progress or milestone payments with respect to fixed or capital assets or improvements with respect thereto, or securing other obligations of the Company or any of its Subsidiaries in respect of any lease, and in each case of any of the foregoing, or any refinancings, refundings, renewals, amendments or extensions thereof; provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness or otherwise subject to such lease;
(i)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(g);
(j)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary;
(k)(i) bankers’ Liens, rights of setoff, revocation, refund, chargeback or overdraft protection, and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Company or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements and (ii) Liens or rights of setoff against credit balances of the Company or any Subsidiary with credit card issuers or credit card processors or amounts owing by payment card issuers or payment card processors to the Company or any of its Subsidiaries in the ordinary course of business;
(l)(i) licenses, releases, immunities or other rights under, to or of intellectual property granted by the Company or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company and its Subsidiaries and (ii) Liens arising from leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which (A) would not reasonably be expected to have a Material Adverse Effect and (B) do not secure any Indebtedness;
(m)the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignment of goods or private label credit card programs in the United States, in any case, entered into or otherwise consummated in the ordinary course of business;
(n)Liens arising under repurchase agreements, reserve repurchase agreements, securities lending and borrowing agreements and similar transactions, in each case entered into or otherwise consummated in the ordinary course of business;
(o)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(p)Liens incurred in connection with the purchase or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller or shipper of such goods or assets or pursuant to customary reservations or retentions of title arising in the ordinary course of business and in any case not securing Indebtedness;
(q)Liens consisting of contractual obligations of any Loan Party to sell or otherwise Dispose of assets;
(r)inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of employee benefit plans from time to time in effect;
(s)Liens arising from obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes;
(t)Other Permitted Liens and any renewals, replacements or extensions thereof, provided that such Liens do not at any time encumber any property other than the property subject to such Other Permitted Liens prior to such renewal, replacement or extension;
(u)Liens securing letters of credit; provided that at the time of incurrence of any such Lien, the aggregate outstanding face amount of letters of credit secured by Liens permitted under this Section 7.01 shall not exceed $500,000,000;
(v)Liens arising from any monetization, securitization or other financing of leases, loans, accounts receivable or other receivables (including any related rights or claims); provided that such Liens do not encumber any property or assets other than the leases, loans, accounts receivable or other receivables (including any related rights or claims) subject to such monetization, securitization or other financing, property securing or otherwise related to such leases, loans, accounts receivable or other receivables, and any proceeds of the foregoing; and
(w)other Liens not expressly permitted by clauses (a) through (v) above; provided that the aggregate principal amount of outstanding Indebtedness secured by such other Liens does not, at the time of, and after giving effect to the incurrence of such Indebtedness, exceed 20% of Consolidated Tangible Net Worth as of the end of the most recent fiscal quarter for which financial statements have been delivered (or otherwise made available) pursuant to Section 6.01.

Neither this Section 7.01 nor Section 7.02(b) below shall apply to any “margin stock” (within the meaning of Regulation U issued by the FRB) in excess of 25% in value of the assets of the Company and its Subsidiaries, taken as a whole.
7.02Fundamental Changes. No Loan Party shall, directly or indirectly:
(a)Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom, a Borrower may merge or otherwise consolidate with any Person if (a) such Borrower is the surviving Person or (b) the surviving Person (i) is organized under the laws of the United States (if the Company or a Designated Borrower that is a Domestic Subsidiary) or the Laws of the jurisdiction in which such Borrower was organized (if a Designated Borrower that is a Foreign Subsidiary) and (ii) assumes in writing all of its Obligations pursuant to documentation reasonably satisfactory to the Administrative Agent.
(b)Dispose (or permit the Disposition) of (whether in one transaction or in a series of transactions) any of its assets if such assets would, in the aggregate, otherwise constitute all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) (whether now owned or hereafter acquired) to or in favor of any Person (other than any wholly-owned Subsidiary of the Company).
7.03Sanctions. No Loan Party shall directly or, to the knowledge of such Loan Party, indirectly use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions except to the extent permissible under applicable Sanctions, or, to the knowledge of such Loan Party, in any other manner that will result in a violation by any Person (including any Person participating in the transactions contemplated hereby, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.
7.04Anti-Corruption Laws. No Loan Party shall directly or, to the knowledge of such Loan Party, indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions applicable to any Loan Party from time to time.
7.05Amazon Seller Lending Facility. The Company shall not, nor shall it permit any Subsidiary (other than any Amazon Seller Lending Entity) to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness under or pursuant to the Amazon Seller Lending Facility.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default. Any of the following shall constitute an “Event of Default”:
(a)Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due or payable, any interest on any Loan, or any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05 (as to the existence of a Loan Party) or Article VII; or

(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed in any material respect (and such failure continues for 30 days after written notice thereof shall have been given to the Company by the Administrative Agent); or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect (except to the extent that such representation, warranty, certification or statement of fact is already qualified by materiality, in which case it shall constitute an Event of Default if any such representation, warranty, certification or statement of fact is incorrect in any respect) when made or deemed made; or
(e)Cross-Acceleration. The Company or any Subsidiary (i) fails to make any payment or payments when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder or Indebtedness under the Amazon Seller Lending Facility or intercompany Indebtedness among the Company and its Subsidiaries) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the $1,000,000,000 or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case of clause (i) and (ii) above, the effect of such default or other event is to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)Judgments. There is entered against the Company or any Material Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $1,000,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified and does not dispute coverage) and (i) enforcement proceedings (other than the filing of a judgment Lien) to attach or levy upon the assets of the Company or any Material Subsidiary having an aggregate fair value exceeding $1,000,000,000 are commenced by creditors upon such judgments or orders or (ii) there is a period of 60 consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, is not in effect and such judgments or orders shall not have been satisfied, withdrawn, or settled; or
(h)ERISA. Any Loan Party shall incur liability that results in a Material Adverse Effect as a result of the occurrence of any ERISA Event; or
(i)Change of Control. There occurs any Change of Control.

8.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the Commitment of each Lender to be terminated, whereupon the Commitments shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; or
(c)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States or any other applicable Debtor Relief Laws, the Commitments of each Lender shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
8.03Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and reasonable disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Company or as otherwise required by Law.
ARTICLE IX.
ADMINISTRATIVE AGENT
9.01Appointment and Authority. Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the Company’s consent rights in Section 9.06) are solely for the benefit of the Administrative Agent and the Lenders, and, except for such consent rights, neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice

(stating that it is a “notice of default”) describing such Default is given in writing to the Administrative Agent by the Company or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or (vi) any determination that any Lender is a Defaulting Lender, or the effective date of such status.
9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such subagent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the written consent of the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and which shall be a U.S. Person. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint, with the written consent of the Company, a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the written consent of the Company, appoint a successor, which successor shall be a U.S. Person. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any expense reimbursement or indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to expense reimbursement or indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
9.07Acknowledgements of Lenders. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case, in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (c) it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.
9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arranger or other title holders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder and its rights in respect of expense reimbursement and indemnities provided for hereunder.
9.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relating to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 11.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
ARTICLE X.
COMPANY GUARANTY
10.01Continuing Guaranty. The Company hereby absolutely and unconditionally guarantees, as a guaranty of payment and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Designated Borrowers to the Credit Parties, arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Credit Parties in connection with the collection or enforcement thereof, the “Guarantee Obligations”). The Administrative Agent’s books and records showing the amount of the Guarantee Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Company, and conclusive for the purpose of establishing the amount of the Guarantee Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guarantee Obligations or any instrument or agreement evidencing any Guarantee Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guarantee Obligations which might otherwise constitute a defense to the obligations of the Company under this Guaranty (other than full payment and performance), and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
10.02Rights of Credit Parties. The Company consents and agrees that the Credit Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guarantee Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guarantee Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release one or more of any endorsers or other guarantors of any of the Guarantee Obligations. Without limiting the generality of the foregoing, the Company consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Company under this Guaranty or which, but for this provision, might operate as a discharge of the Company under this Guaranty.
10.03Certain Waivers. The Company waives (a) any defense arising by reason of any disability or other defense of any Designated Borrower or any other guarantors, or the cessation from any cause whatsoever (including any act or omission of any Credit Party) of the liability of any Designated Borrower; (b) any defense based on any claim that the Company’s obligations exceed or are more burdensome than those of any Designated Borrower; (c) any benefit of and any right to participate in any security now or hereafter held by any Credit Party; (d) any defense arising from any law or regulation of any jurisdiction or any other event affecting any term of an obligation of the Company; and (e) to the fullest extent permitted by Law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties (other than full payment and performance). The Company expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantee Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantee Obligations. As provided below, this Guaranty shall be governed by, and construed in accordance with, the Laws of the State of New York.
10.04Obligations Independent. The obligations of the Company hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantee Obligations and the obligations of any other guarantor, and a separate action may be brought against the Company to enforce this Guaranty whether or not any Designated Borrower or any other Person is joined as a party.
10.05Subrogation. The Company shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any other amounts payable under this Guaranty have been paid and performed in full (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made) and the Commitments are terminated. If any amounts are paid to the Company in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Credit Parties to reduce the amount of the Obligations, whether matured or unmatured.
10.06Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guarantee Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are paid in full in cash (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made) and the Commitments are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Designated Borrower or the Company is made, or any of the Credit Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Credit Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Credit Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Company under this paragraph shall survive termination of this Guaranty.
10.07Subordination. The Company hereby subordinates the payment of all obligations and indebtedness of any Designated Borrower owing to the Company, whether now existing or hereafter arising, including any obligation of any Designated Borrower to the Company as subrogee of the Credit Parties or resulting from the Company’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations.
10.08Stay of Acceleration. If acceleration of the time for payment of any of the Guarantee Obligations is stayed, in connection with any case commenced by or against any Designated Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Company immediately upon demand by the Credit Parties.
10.09Condition of Designated Borrowers. The Company acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each applicable Designated Borrower and any other guarantor such information concerning the financial condition, business and operations of such Designated Borrower and any such other guarantor as the Company requires, and that none of the Credit Parties has any duty, and the Company is not relying on the Credit Parties at any time, to disclose to the Company any information relating to the business, operations or financial condition of any Designated Borrower or any other guarantor (with the Company waiving any duty on the part of the Credit Parties to disclose such information and any defense relating to the failure to provide the same).
ARTICLE XI.
MISCELLANEOUS
11.01Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Borrowers or, in the case of any Loan Document other than this

Agreement, the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(b)postpone any scheduled date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest or fees due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(c)reduce the principal of, or (subject, for the avoidance of doubt, to the provisions of Section 3.03(b)) the rate of interest specified herein on, any Loan or (subject to clause (ii) of the second proviso to this Section) any fees payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
(d)change Section 2.11 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(e)amend Section 1.05 or the definition of “Alternative Currency” without the written consent of each Lender;
(f)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or
(g)release the Company from its Obligations under Article X hereof, without the written consent of each Lender;
provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto (and no consent of any other Person shall be required therefor); (iii) this Agreement and the other Loan Documents may be amended with only the written consent of the Administrative Agent and the Borrowers solely to effect technical or jurisdiction-specific amendments relating to (A) the availability of Loans in an additional currency approved by the Administrative Agent and the Lenders in accordance with Section 1.05 or (B) the designation of a Foreign Subsidiary as a Designated Borrower approved by the Administrative Agent and the Lenders in accordance with Section 2.14, (iv) this Agreement may be amended in the manner provided in Sections 2.12 and 3.03(b) and (v) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers (or, in the case of any Loan Document other than this Agreement, the applicable Loan Party) and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice and copy thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any other Loan Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except with respect to any amendment, waiver or consent referred to in clause (a), (b) or (c) above and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or consent.
11.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Company or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 (with respect to notices and other communications, excluding service of process, to the Company or any other Loan Party to the address noted on Schedule 11.02 under the heading “Address for Notices and Communications”); provided, that service of process to the Company or any other Loan Party shall also be delivered by hand or overnight courier service, mailed by certified or registered mail to the address noted on Schedule 11.02 under the heading “Address for Service of Process”; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain MNPI).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Notices and other communications to the Administrative Agent or any Borrower may be delivered by e-mail, and the Administrative Agent or any Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by other electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of the Agent Party, as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(d)Change of Address, Etc. Each of the Borrowers and the Administrative Agent may change its address, facsimile or telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, facsimile or telephone number or electronic mail address for notices and other communications hereunder by notice to the Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)Telephonic Notices. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or any other Loan Document or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any of their respective Related Parties may have had notice or knowledge of such Default at the time.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan

Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relating to any Loan Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04Expenses; Indemnity; Limitation of Liability.
(a)Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent (which, in the case of subclause (i)(x) of this clause (a), shall be subject to such limitations as shall be agreed between the Company and the Administrative Agent)) in connection with (x) the syndication of the credit facilities provided for herein, as well as the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and (y) the administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and any Lender and, solely in the case of an actual or potential conflict of interest, one additional legal counsel for the Administrative Agent and any Lender, as needed to address any such actual or potential conflict of interest) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of a single outside counsel, excluding the allocated cost of internal counsel, and, solely in the case of an actual or potential conflict of interest, one additional legal counsel for all Indemnitees, as needed to address any such actual or potential conflict of interest) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Indemnitees, (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for material breach by such Indemnitee or any of its Related Indemnitees of its obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) relate to disputes among Indemnitees (other than claims against any Indemnitee in its capacity as the Administrative Agent or the Arranger or in fulfilling its role as such) that do not arise out of or in connection with any act or omission of a Borrower or any of its Affiliates. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. For purposes of this Section 11.04(b), “Related Indemnitee” means, with respect to any Indemnitee, (i) any Subsidiary or Affiliate thereof, (ii) any director, officer or employee of such Indemnitee or any Subsidiary or Affiliate thereof or (iii) solely to the extent acting on behalf of or at the express instructions of any of the foregoing, any agent or advisor of the foregoing.
(c)Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if such payment is sought after the date upon which the Commitments shall have terminated, ratably in accordance with such Applicable Percentage immediately prior to such date) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives and acknowledges that no other party hereto shall have, any claim against any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages (which may include special, indirect, consequential or punitive damages asserted against any such party hereto by a third party)) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that this clause (d) shall not in any way limit the indemnification or reimbursement obligations of any party hereto under this Section 11.04, under any other provision of this Agreement or under any other Loan Document. None of the Administrative Agent (or any sub-agent thereof), any Lender or any Related Party of any of the foregoing Persons shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of the Administrative Agent (or any sub-agent thereof), such Lender or such Related Party, as the case may be, as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)Payments. All amounts due under this Section shall be payable not later than 30 Business Days after demand therefor.
(f)Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the Obligations.
11.05Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (or, if such payment is in Dollars, if greater, the NYFRB Rate), plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, other than as expressly provided in Section 7.02(a), neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $25,000,000 unless each of the Administrative Agent and, so long as no Event of Default of the type referred to in clause (a) or (f) of Section 8.01 has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default of the type referred to in clause (a) or (f) of Section 8.01 has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Company, any other Borrower or any such Person’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person that, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender or the Company, any Borrower or any such Person’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from which it acquired the applicable participation would have been entitled to receive. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. Each Lender that sells a participation shall, acting as a non-fiduciary agent, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.07Treatment of Certain Information; Confidentiality. Subject to the last sentence of this Section, each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to those of its Affiliates and Related Parties that the Administrative Agent or any such Lender reasonably determines needs to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the provisions of this Section), (b) to the extent required or requested by any regulatory authority that has or claims to have jurisdiction over such Person or its Related Parties (including any self-

regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantively the same as (or more restrictive than) those of this Section, to any assignee of or any prospective assignee of, any of its rights and obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Notwithstanding anything contained herein to the contrary, (x) nothing contained in this Section shall supersede any nondisclosure or confidentiality provision contained in any nondisclosure agreement, confidentiality agreement or other similar agreement (any such agreement, a “Nondisclosure Agreement”) entered into between the Company or any of its Affiliates, on the one hand, and any Lender or any of its Affiliates, on the other, to the extent otherwise applicable to any Information; it being understood and agreed that in the event of any conflict between the provisions of this Section and the nondisclosure or confidentiality provisions contained in any Nondisclosure Agreement as it relates to any Information, the nondisclosure or confidentiality provision contained in such Nondisclosure Agreement shall govern; and (y) whether or not any Loan Document constitutes Information, the Loan Documents (other than the Fee Letter) can be shared on a confidential basis with (i) any Participant or prospective Participant hereunder, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (iii) any rating agency in connection with rating the Company or its Subsidiaries or the credit facility provided hereunder, (iv) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder or (v) in the case of this Agreement, any market data collector or service provider.
11.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but excluding deposits in (i) trust or other fiduciary accounts (to the extent of amounts held therein in trust in the ordinary course of business on behalf of third parties that are not Loan Parties), (ii) payroll accounts, (iii) health-savings accounts and worker’s compensation accounts, (iv) withholding tax accounts and (v) zero balance accounts used in the ordinary course of business) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such obligations of the Company or such Loan Party are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or Affiliates may have. Each Lender agrees to notify the

Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10Counterparts; Entire Agreement; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof (OTHER THAN ANY NONDISCLOSURE OR CONFIDENTIALITY PROVISIONS CONTAINED IN ANY NONDISCLOSURE AGREEMENT TO THE EXTENT APPLICABLE TO THE INFORMATION (AS DEFINED HEREIN)) and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any engagement letter or any fee letter that by the terms of such documents survive the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). There are no unwritten oral agreements among the parties hereto with respect to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement (including an Electronic Signature) by facsimile, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
11.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to

Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender, a Non-Extending Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
11.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE COMPANY, THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR

THEREBY, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT; PROVIDED THAT, IN THE CASE OF ANY DESIGNATED BORROWER THAT IS A FOREIGN SUBSIDIARY, NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY SUCH ACTION, LITIGATION OR PROCEEDING AGAINST SUCH DESIGNATED BORROWER OR ANY OF ITS PROPERTIES IN THE COURTS OF THE JURISDICTION OF ORGANIZATION OF SUCH DESIGNATED BORROWER. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)WAIVER OF VENUE. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION, LITIGATION OR PROCEEDING IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)PROCESS AGENT. EACH DESIGNATED BORROWER THAT IS A FOREIGN SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY DESIGNATES, APPOINTS AND EMPOWERS THE COMPANY, AND THE COMPANY HEREBY ACCEPTS SUCH APPOINTMENT, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY ACTION, LITIGATION OR PROCEEDING IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH DESIGNATED BORROWER IN CARE OF THE COMPANY AT THE COMPANY’S ADDRESS USED FOR PURPOSES OF GIVING NOTICES UNDER SECTION 11.02, AND EACH SUCH DESIGNATED BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE COMPANY TO ACCEPT SUCH SERVICE ON ITS BEHALF.

(f)NO IMMUNITY. IN THE EVENT ANY DESIGNATED BORROWER THAT IS A FOREIGN SUBSIDIARY OR ANY OF ITS ASSETS HAS OR HEREAFTER ACQUIRES, IN ANY JURISDICTION IN WHICH JUDICIAL PROCEEDINGS MAY AT ANY TIME BE COMMENCED WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY IMMUNITY FROM JURISDICTION, LEGAL PROCEEDINGS, ATTACHMENT (WHETHER BEFORE OR AFTER JUDGMENT), EXECUTION, JUDGMENT OR SETOFF, SUCH DESIGNATED BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES NOT TO CLAIM AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES SUCH IMMUNITY.
11.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby or by any other Loan Document (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger, the Lenders and their respective Affiliates are arm’s-length commercial transactions between the Company, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger, the Lenders and their respective Affiliates, on the other hand, (B) each of the Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and none of the Administrative Agent, the Arranger, the Lenders or their respective Affiliates has provided any legal, accounting, regulatory, investment or tax advice with respect to any of the transactions contemplated hereby and by the other Loan Documents, and (C) each of the Company and the other Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) in connection with the transactions contemplated hereby and by the other Loan Documents and the process leading thereto (and irrespective of whether the Administrative Agent, the Arranger, the Lenders or any of their respective Affiliates has advised or is currently advising the Company or any of its Affiliates on other matters), (A) each of the Administrative Agent, the Arranger, each Lender and each of their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as, or be deemed to have assumed any responsibility as, an advisor, agent or fiduciary for the Company, any other Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, the Arranger, any Lender or any of their respective Affiliates has any obligation or implied duties to the Company, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the other Loan Parties and their respective

Affiliates, and none of the Administrative Agent, the Arranger, any Lender or any of their respective Affiliates has any obligation to disclose any of such interests to the Company, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by applicable Law, each of the Company and each other Loan Party hereby agrees not to assert any claims against the Administrative Agent, the Arranger, any Lender or any of their respective Affiliates based on an alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby or by any other Loan Document.
11.17Electronic Execution. The words “execute”, “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by it. Without limiting the generality of the foregoing, each of the parties hereto hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
11.18USA PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and/or Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act and the Beneficial Ownership Regulation. Each Borrower shall, promptly following any reasonable request by the Administrative Agent or any Lender, provide all Regulatory Information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
11.19Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the

Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable Law).
11.20Non-Public Information. Each Lender acknowledges that all information (including requests for waivers and amendments as well as certain of the Information) furnished by or on behalf of any Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to each Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI, (ii) it will handle such MNPI in accordance with applicable Law, including United States Federal and state securities Laws, and (iii) it has identified to the Administrative Agent a contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable Law, including United States Federal and state securities Laws.
11.21Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties related to the transactions contemplated by the Loan Documents, each party hereto acknowledges that any liability of any party hereto that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
11.22ERISA Matters.
(a)Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true: (A) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments; (B) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such

Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; (C) (1) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (2) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (3) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (4) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or (D) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless subclause (A) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (D) in the immediately preceding clause (a), such Lender further (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that: (A) none of the Administrative Agent, the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related to hereto or thereto); (B) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E); (C) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations); (D) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and (E) no fee or other compensation is being paid directly to the Administrative Agent, the Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
(c)The Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the other Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
11.23Restatement of Existing Credit Agreement. Each Loan Party agrees that this Agreement amends and restates and is substituted for the Existing Credit Agreement. All rights, benefits, interest, liabilities and obligations of the parties to the Existing Credit Agreement are hereby amended, restated, substituted and superseded, in their entirety, on the terms and provisions set forth herein. In furtherance of the foregoing, each party hereto acknowledges and agrees that, on and as of the Closing Date, (i) Schedule 2.01 sets forth all the Commitments of all the Lenders (and no Person whose name does not appear on Schedule 2.01 shall have, or shall be deemed to have, a Commitment on the Closing Date), (ii) Bank of America, N.A. shall cease to be the administrative agent under the Loan Documents and shall be discharged from its duties and obligations in such capacity under the Loan Documents, provided that the provisions of Article IX and Section 11.04 shall continue in effect for the benefit of Bank of America, N.A. in its capacity as the former administrative agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while Bank of America, N.A. was acting as administrative agent, and (iii) JPMorgan Chase Bank, N.A. shall become the Administrative Agent and shall have the rights and obligations as set forth herein.
[signature pages follow]

EXHIBIT B

Loan Notice

[Attached]

EXHIBIT A

FORM OF LOAN NOTICE

Date: ____________ ___, _____
To:    JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 23, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Amazon.com, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The terms defined in the Credit Agreement are used herein as defined therein.
The undersigned hereby requests (select one):
☐ A Borrowing of Loans    ☐ A conversion or continuation of Loans
1.    On ____________ ___, _____ (a Business Day).
2.    In the amount of [$][€][£][¥]1_______________.
3.    Comprised of [Base Rate Loans][Eurocurrency Rate Loans][SONIA Loans].
4.    For Eurocurrency Rate Loans: with an Interest Period of ____ months.
5.    Currency of Loans:__________________________.
6.    Borrower: [Company][specify the applicable Designated Borrower].
Delivery of an executed counterpart of a signature page of this notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[signature page follows]

1 IF APPLICABLE, SUCH OTHER CURRENCY THAT IS APPROVED IN ACCORDANCE WITH SECTION 1.05 OF THE CREDIT AGREEMENT.

[AMAZON.COM, INC.] [DESIGNATED BORROWER]

By:
Name:
Title:

[Signature Page to Loan Notice]